SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

NOVEMBER 13, 2003
(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Venture, 3rd Floor, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 585-7500 (Registrant’s telephone number, including area code) Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Required FD Disclosure

              On November 13, 2003, Commercial Capital Bancorp, Inc. (the “Company”) filed with the Securities and Exchange Commission presentation slides, which are attached as Exhibit 99.1 to this Form 8-K. The executive officers of the Company intend to utilize these presentation slides, in addition to the presentation materials filed on October 27, 2003, in whole or in part, at presentations made by executive officers of the Company in meetings with analysts and investors throughout the fiscal quarter ending December 31, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is included with this Report:

Exhibit 99.1 Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By: /s/ Stephen H. Gordon —————————— Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: November 13, 2003